SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement         [ ] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             MacDermid, Incorporated

                   (Name of Registrant as Specified In Its Charter)
 ............................................................................

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
 ............................................................................
Payment of Filing Fee (Check the appropriate box):
[X]  No fee required per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act Rule
 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1)  Title of each class of securities to which transaction applies:
  .......................................................................
      2)  Aggregate number of securities to which transaction applies:
 .......................................................................
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
 .......................................................................
      4)  Proposed maximum aggregate value of transaction:
 .......................................................................
      5)  Total fee paid:
 .......................................................................

[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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     4)  Date Filed:

(MacDermid)
(Chevron  )



                                 MACDERMID
                                Incorporated
                             245 Freight Street
                         Waterbury, CT. 06702-0671

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 23, 1997


     The Annual Meeting of Shareholders of MacDermid, Incorporated ("MacDermid") will be held at the Four Points Sheraton Hotel, 3580 East Main Street, Waterbury, CT. on Wednesday, July 23, 1997 at 11:00 A.M. EDT, for the following purposes:

     1. To elect five directors to hold office until the next annual meeting and until their successors are elected and qualified;

     2. To consider and act upon a proposed amendment to the MacDermid, Incorporated 1995 Equity Incentive Plan;

     3. To consider and act upon a proposal to approve the material terms of the performance goals under which annual executive incentive compensation is determined under the MacDermid, Incorporated Executive Incentive Compensation Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 30, 1997 as the record date for the determination of shareholders who will be entitled to notice of and to vote at the meeting.

     You are requested to promptly vote, date and sign the enclosed proxy and return it in the enclosed postage-paid envelope at your earliest convenience prior to the meeting. Because it is impractical to eliminate duplication, separate proxies are mailed to persons whose names are shown in more than one way on MacDermid's stock records. Therefore, you may receive more than one proxy. Please vote, date, sign and return all proxies received.

     If you are an employee participating in MacDermid's Employees Profit Sharing or Employee Stock Ownership Plans, you will receive separate instructions covering shares held for your account in such plan or plans.

     Your proxy vote is very important. Prompt return of all your proxies will minimize proxy solicitation expense, assure a quorum and avoid confusion and delay at the meeting.


                                By Order of the Board of Directors,

Waterbury, Connecticut             JOHN L. CORDANI
June 23, 1997                     Corporate Secretary


(IN ORDER TO AVOID UNNECESSARY EXPENSE), we urge you to indicate voting instructions on the enclosed proxy and date, sign and return it promptly PRIOR to the meeting in the envelope provided, no matter how large or small your holdings may be.

(MacDermid)
(Chevron)
                                 MACDERMID
                                Incorporated
                              245 Freight Street
                      Waterbury, Connecticut 06702-0671



                          PROXY STATEMENT GENERAL

     The accompanying proxy is being solicited by the Board of Directors of MacDermid, Incorporated ("MacDermid") for use at the annual meeting of Shareholders of MacDermid and at any and all adjournments thereof (the "Meeting") to be held, pursuant to the accompanying Notice of Annual Meeting of Shareholders, at Four Points Sheraton Hotel, 3580 East Main Street, Waterbury, CT. on Wednesday, July 23, 1997 at 11:00 A.M., EDT.


     Each holder of MacDermid's common stock (the "Common Stock") is entitled to one vote per share on each matter to be brought before the Meeting. Valid proxies will be voted as specified thereon at the Meeting. Any shareholder giving a proxy in the accompanying form (a "Proxy") retains the power to revoke it at any time prior to the exercise of the powers conferred thereby by (1) delivering written notice of such revocation to John L. Cordani, Corporate Secretary, MacDermid, Incorporated, 245 Freight Street, Waterbury, Connecticut 06702-0671; (2) delivering to the Corporate Secretary a duly executed Proxy or other proxy form bearing a date subsequent to the date on the given Proxy; or (3) appearing at the Meeting and requesting to vote his or her shares in person. Any shareholder who attends the Meeting in person will not be deemed thereby to revoke the Proxy unless such shareholder affirmatively indicates at the Meeting his intention to vote the shares in person.

     Unless a shareholder provides contrary instructions on a Proxy, all shares represented by the Proxy (if not revoked before such shares are voted) will be voted for the election of the nominees for directors named below, for approval of the proposed amendment to the MacDermid, Incorporated 1995 Equity Incentive Plan, for approval of the material terms of the performance goals under which annual executive compensation is determined under the MacDermid, Incorporated Executive Incentive Compensation Plan, and by the persons granted the proxies in their discretion on any other business properly to come before the Meeting.

     MacDermid has retained D.F. King & Co., Inc. of New York, New York ("King") to assist with the solicitation of Proxies and the mailing and distribution of proxy material. The anticipated cost of King's services, including reimbursement for expenses, is approximately $8,500. MacDermid will bear the cost of the solicitation of Proxies, which may include the reasonable expenses of brokerage firms and others for forwarding Proxies and proxy material to the beneficial owners of Common Stock of MacDermid. In addition to the use of the mails, Proxies may be solicited by King and by regular employees of MacDermid personally or by telephone or telegram.
Votes will be counted by employees of Harris Trust Company of New York, New York ("Harris"), the Corporation's transfer agent. MacDermid currently anticipates that Mr. John L. Cordani and Ms. Sharon J. Stone, employees of MacDermid, will be the Inspectors of Election who will certify the votes at the meeting of shareholders.

     Only holders of Common Stock of record at the close of business on May 30, 1997 are entitled to notice of and to vote at the Meeting. On that date there were 8,247,254 shares of Common Stock outstanding and entitled to be voted. Holders of a majority of such outstanding shares, present in person or represented by proxy, will be necessary to constitute a quorum at the Meeting. If a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting will be necessary for the election of each nominee for director and for the approval of the other items proposed. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.
Abstentions are counted in determining the shares represented at the Meeting with respect to each proposal presented to shareholders, but broker non-votes are not counted for such purpose.


     Any shares held for the account of a shareholder who participates in the MacDermid Dividend Reinvestment Plan will be voted automatically with the shareholder's other shares of Common Stock as directed by the shareholder on the enclosed Proxy.

     The approximate date on which this Proxy Statement and the accompanying Proxy are first sent to shareholders is June 23, 1997. MacDermid's Annual Report to Shareholders, containing financial statements for the fiscal year ended March 31, 1997, accompanies these proxy materials to each shareholder.




 EVERY SHAREHOLDER'S VOTE IS IMPORTANT
Please complete, sign and return your proxy card in the enclosed envelope.

                                   ITEM 1

                            ELECTION OF DIRECTORS

     The Board of Directors, pursuant to the By-Laws, has fixed at five the number of directors to be elected at the Meeting. Shares represented by Proxies will be voted for the election of the nominees for Director listed below, unless otherwise indicated. Each Director of MacDermid shall serve until the next annual meeting or until his successor has been elected and qualified. All the nominees are currently Directors of MacDermid.

     Management has no reason to believe that any nominee named below will be unable to serve as a Director. If at the time of the Meeting a nominee should be unable to stand for election, it is the intention of the persons granted the Proxies to vote in their discretion for such person as may be designated as a nominee by the Board of Directors of MacDermid.

The following information has been provided by each Director nominee.

                          -NOMINEES FOR DIRECTOR-


HAROLD LEEVER Mr. Leever joined MacDermid in 1938. He was elected President in 1954 and Chairman of the Board in 1977. Mr. Leever is active in a number of organizations concerned with education, health and youth development.
Mr. Leever has a B.S. degree in Chemical
Engineering from Michigan State University.

Principal occupation - Chairman of the Board of MacDermid

Director since 1947

579,243 shares - 7.02 (1)

Chairman of the Executive and Nominating Committees.

Age:  83

--NOMINEES FOR DIRECTOR --


DANIEL H. LEEVER  Mr. Leever joined MacDermid in
1982.  In 1989, he was appointed Senior Vice
President and Chief Operating Officer. In the following year, he was appointed President and Chief Executive Officer. Mr. Leever attended undergraduate school at Kansas State University and the Graduate School at the University of New
Haven School of Business.

Principal occupation -President and Chief Executive Officer of MacDermid

Director since 1989

825,502 shares - 10.01 (2) (3)

Member of the Executive and Nominating Committees

Age:  48

----------------------------------------------------

DONALD G. OGILVIE - Mr. Ogilvie has been the
Executive Vice President of the American
Bankers Association since 1980.  He was from 1980 to
1985 a Vice President of Celanese Corporation and from 1977 to 1980 Associate Dean of Yale
University's School of Organization and Management.
Earlier he held posts in the U.S. Department of Defense and in the Executive Office of the President as Associate Director of National Security and
International Affairs in the Office of Management and Budget. Mr. Ogilvie has a B.A. degree from Yale
University and an M.B.A. from Stanford University's
School of Business.

Principal occupation - Executive Vice President of
American Bankers Association

Director since 1986

2,747 shares - *(2)

Member of the Audit, Compensation, Executive and Nominating Committees.

Age:  54

                         --NOMINEES FOR DIRECTOR--


JAMES C. SMITH Mr. Smith is Chairman of the Board and Chief Executive Officer of
Webster Financial Corporation and its
subsidiary, Webster Bank of Connecticut.
He also serves and has served since prior to 1987 as President of Webster. Mr. Smith is active in a number of organizations dedicated to enhancing the quality of life in the communities served by Webster. Mr. Smith has an AB degree from Dartmouth College.

Principal occupation - Chairman of the Board and Chief Executive Officer of Webster Financial Corporation and its subsidiary, Webster Bank of Connecticut.

Director since 1994

3,623 shares  - * (2)

Member of the Audit, Compensation, Executive and Nominating Committees.

Age:  48

----------------------------------------------------------------------------

THOMAS W. SMITH Mr. Smith is and since 1973 has been the General Partner of Prescott
Investors. He is on the board of directors of Cataline Marketing Corporation and the National Center for Policy Analysis.
Mr. Smith has a B.A. degree
from Miami University and an M.A. from the University of California at Berkeley.

Principal occupation - General Partner of
Prescott Investors.

Director since 1989

635,003 shares - 7.70 (4)

Chairman of the Audit and Compensation Committees and a member of the Executive and Nominating Committees

Age:  69


---------------------------------------------------------------------------

* Indicates less than 1% of the outstanding shares of Common Stock.

Notes to Election of Directors

     <1> Includes 65,700 shares owned by his wife, Ruth Ann Leever, as to all of which shares Mr. Leever disclaims any beneficial interest, and 16,811 shares held by MacDermid's Profit Sharing and Employee Stock Ownership Plans. Mr. Leever has sole voting power with respect to 497,032 shares.
The Bank of Boston Connecticut, Mr. Daniel Leever and Mr. Thomas Leever as co-trustees of certain trusts, may have or succeed to the rights to vote 406,620 shares. A portion of the information for Mr. Leever was obtained from his amended Schedule 13G dated January 29, 1997.
MacDermid has entered into an agreement with Mr. Leever that up to the greater of $522,988 or the then face amount of a life insurance policy held by MacDermid on Mr. Leever's life will be used to purchase a portion of his MacDermid shares upon his death.
The total purchases to be made are not to exceed the total of the state and federal estate taxes and funeral and administration expenses of Mr. Leever's estate. The price per share of such purchase is to be the market price at the time of death.


     <2> Owner has sole investment and voting power.

     <3> Includes 30,079 shares held by MacDermid's Profit Sharing and
Employee Stock Ownership plans, 22,500 shares which are subject to restrictions on transfer until May 30, 1998, 37,500 shares which are subject to restrictions on transfer until May 18, 1999 and 10,000 shares which are subject to restrictions on transfer until June 14, 2000 under the terms of the Special Stock Purchase Plan and 210,000 shares which may be acquired upon exercise of options granted under the Special Stock Purchase Plan. Also includes 13,194, 9,861, and 13,496 shares which are subject to restrictions on transfer until August 1, 1999, May 14, 2000 and May 14, 2001 respectively under the terms of the MacDermid 1995
Equity Incentive Plan. Includes 24,901 shares held in trust by Mr. Leever for his sons and 1,130 shares owned by his spouse, as to all of which Mr. Leever disclaims beneficial interest. This also includes 406,620 shares held by certain trusts established by Mr. Harold Leever, of which Mr. Daniel Leever is co-trustee.

     <4> Includes 603,036 shares held by partnerships in which Mr. Smith is a general partner and 15,000 shares held by Prescott Investors' Employee Profit Sharing Plan, as to all of which Mr. Smith shares voting and investment power and 16,967 shares held by Mr. Smith personally.
A portion of the information for Prescott Investors, is taken from its amended Schedule 13D dated August 3, 1990.

                              COMPENSATION COMMITTEE
                         REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report on executive compensation in the fiscal year ended March 31, 1997.

EXECUTIVE COMPENSATION

     The Compensation Committee is primarily responsible for MacDermid's overall executive compensation policy of compensating MacDermid's officers competitively with those of comparable companies, rewarding exceptional performance where appropriate and providing incentive for future performance through cash incentive payments and equity incentives. MacDermid's executive compensation has three basic components: base annual salary, short-term cash incentive bonus and equity incentives (long term compensation).

     In establishing levels of annual salary, incentive bonus and equity incentives, the Committee generally considers, in order of emphasis, the following factors: (i) MacDermid's performance, or in the case of Division or Group executives, the division's or group's performance, relative to Committee expectations, (ii) the performance and achievements of MacDermid's executives, individually, and as a group, (iii) the responsibilities of each executive, (iv) the compensation practices of peer companies, and (v) the level of cash compensation and equity incentives required to attract and hold qualified executives.

     MacDermid uses a comparator group of specialty chemical companies, (the "Comparator Group") to serve as a factor for determining the appropriate cash and equity incentive components of the program.
The companies in the Comparator Group are selected based upon their similarity to MacDermid, relative complexity and scope. Earnings trends, return on equity and other performance measures are compared. The size and composition of the Comparator Group may change from year to year. The Comparator Group differed from the group of companies included in the Media General Specialty Chemical stock index used in the Comparative Stock Performance graph on page 10. The Media General Specialty Chemical stock index, which consists of approximately 70 companies, is too unwieldy to use for compensation purposes because of the large number of companies and their disparate compensation practices.
The Comparator Group is not used in the performance graph principally because of the need to maintain consistency in the indices or peer groups used in the graph.

     Before considering the compensation factors discussed above, the Committee targets base annual compensation at a level which, together with incentive bonuses, would provide cash compensation to individual executives at below median market compensation levels for poor corporate or unit performance, at median market compensation levels for good performance, and above median market compensation levels for excellent performance.

     Corporate executive officers were eligible to receive incentive bonuses pursuant to MacDermid's short-term Executive
Incentive Plan, the purpose of which is to motivate executives to use their best efforts to enhance shareholder value through improvements in MacDermid's financial performance. The Committee uses a formula in determining the initial amount of the executive incentive bonus. The formula utilizes the following three factors, each of which is given equal weight: (i) the increase in consolidated earnings per share averaged over the most recent two-year period (the "EPS Change"),
(ii) the relationship of net earnings to net sales ("ROS") and (iii) the relationship of net earnings to average shareholders' equity ("ROE"). An incentive bonus is paid with respect to a particular factor only if the EPS Change, ROS or ROE equal or exceed 3%, 4% and 14%, respectively. The amount of incentive bonus that is actually paid to corporate executive officers is subject to adjustment by the Committee based upon individual performance.


     Division (or Group) executives are eligible to receive incentive bonuses based on the financial performance of their respective business units based upon similar factors as they apply to the respective business units. The amount of incentive bonus that is actually paid to division executives is subject to adjustment by the Committee based upon individual performance.

     During the fiscal year ended March 31, 1997 MacDermid's executives were eligible to receive equity incentives (Stock
Options or Restricted Stock Awards) under the MacDermid Special
Stock Purchase Plan (the "Special Stock Purchase Plan") and the MacDermid, Incorporated 1995 Equity Incentive Plan (the
"Equity Incentive Plan"). The Committee administers the Plans, which were approved by MacDermid's shareholders in 1992 and 1995 respectively, and awards equity incentives to executives and other employees of MacDermid. The purpose of awarding equity incentives under the Plans is to enable MacDermid to attract, retain and motivate its employees to exert their best efforts to enhance shareholder value by giving them the ability to participate in the long-term growth of MacDermid. The Committee generally considers the same factors in establishing the amounts of equity awards for MacDermid's executive officers as those listed above. The amounts of the awards are based upon the relative position of each executive officer within MacDermid and individual performance independent of the terms and amount of awards previously granted.


     Restricted Stock Awards issued under the Equity Incentive
Plan consist of restricted stock having a fair market value equal to twenty (20) percent of the participant's annual bonus amount made in lieu of the allocable bonus amount plus a matching portion equal to a multiple or fraction of the shares awarded in lieu of the allocable bonus amount. The restricted stock awards may not be sold or transferred during a period of four
(4) years from the date of the award. The restricted stock is forfeited to MacDermid if the participant's employment with MacDermid is terminated during the restricted period, except in the case of death, permanent disability, involuntary termination without cause or retirement. Such restrictions may, however, be waived by the Committee in its discretion from time to time.

     Stock Options awarded under the Special Stock Purchase Plan are in the form of options to purchase a specified number of restricted shares of MacDermid Common Stock at an exercise price equal to 66.6% of the market price of the Common Stock on the date of award. The options are generally exercisable only during the four-year period beginning on the date of award. However, at the 1996
Annual Meeting, the shareholders approved amendments to the Special Stock Purchase Plan which may extend the foregoing exercise period under certain conditions. The shares of Common Stock acquired upon any exercise are treated as restricted stock for a period of four years commencing on the date of exercise. Such shares may not be sold during such period (other than to MacDermid at the exercise price) and must be resold to MacDermid at the exercise price if the participant's employment with MacDermid is terminated during such period, except in the case of death, retirement, permanent disability or involuntary termination without cause. Such restrictions may, however, be waived by the Committee in its discretion from time to time. The Special Stock Purchase Plan has not been utilized to award options during the last fiscal year. Fifty Five Thousand Five Hundred Shares remain available for granting options under the Special Stock Purchase Plan as of May 30, 1997.


The Committee believes that the Plans allow executive officers to participate in the enhancement of shareholder value but only after requiring them to share in the risk of share ownership by holding restricted stock for a period of four years.

CHIEF EXECUTIVE OFFICER COMPENSATION

The compensation for Daniel H. Leever, MacDermid's Chief Executive Officer, was determined utilizing the methods and factors discussed above.
Mr. Leever's base annual salary remained at $275,000 in fiscal 1997.
Mr. Leever's base salary has remained constant at this level for the past three years. Annual inflationary increases of three percent (3%) in each of the last three fiscal years, have been deferred and may be paid with the short-term cash incentive if MacDermid reaches the minimum performance levels in all categories of the short term cash incentive plan. Mr. Leever received a bonus for the fiscal year ended March 31, 1997 based on each of the bonus factors, all of which exceeded the minimum requirements for payment of a bonus.
MacDermid's performance during the fiscal year ended March 31, 1997 placed MacDermid solidly in the upper quintile of the Comparator Group. During fiscal year 1997, Mr. Leever received a restricted stock award of 9,861 shares of Common Stock.

                                    Respectfully submitted by,


                                    THE COMPENSATION COMMITTEE
                                    Thomas W. Smith, Chairman
                                    Donald G. Ogilvie
                                    James C. Smith


                  SUMMARY COMPENSATION TABLE

The following Summary Compensation Table summarizes annual,
long-term and other compensation paid by MacDermid and its
subsidiaries for each of its three fiscal years ended March 31, 1997 to MacDermid's Chief Executive Officer and four other most highly compensated officers.
                                                Long-Term
                                                Compensation
                        Annual Compensation     Awards
                        ....................    ............
                                                Securities
                                                Underlying
                                                Options or       All other
Name and               Year   Salary   Bonus    Restricted Stock Compensation
principal position              ($)    ($)<F1>    (#)<F2>        ($)<F3><F4>
____________________________________________________________________________
Daniel H. Leever        1997  275,000  601,340   9,861           33,162
President and           1996  275,000  448,668  13,194           56,569
Chief Executive         1995  275,000  385,000  75,000           47,268
Officer

Arthur J. LoVetere,Jr.  1997  155,000  170,430   5,274           20,083
Executive Vice          1996  120,684  160,000  25,242           79,101
President and Chief     1995    -        -        -                 -
Financial Officer  <F5>


Michael A. Pfaff        1997  154,000   98,600   2,022           79,870
Vice President          1996  145,000  100,000   4,938           30,688
                        1995  123,150  144,000  30,000           23,873



Patricia I. Janssen     1997  146,614   93,800   1,056           24,948
Vice President<F5>      1996   38,679   34,000  22,500            1,869
                        1995    -         -       -                 -


Gregory Bolingbroke     1997  90,125    72,100   1,494           17,193
Controller              1996  82,500    68,000       0           14,321
                        1995  51,742    30,000       0            6,895








<F1>  The bonuses reported were actually paid in the
following fiscal year but calculated and accrued based upon performance in the fiscal year indicated in each case.
1995 bonuses were adjusted downward from those reported in the 1995 proxy because of the 20% reduction required by the MacDermid, Incorporated 1995 Equity Incentive Plan which was approved by the Shareholders at the 1995 Annual Meeting.

<F2>  Awarded in fiscal year indicated.  For Fiscal years 1996 and 1997, all awards listed, except for the shares indicated for Mr. LoVetere in fiscal 1996, consisted of restricted Stock Awards under the 1995 Equity Incentive Plan. The 25,242 shares noted for Mr. LoVetere in fiscal 1996 consisted of 22,500 options awarded under the Special Stock Purchase Plan and 2,742 shares issued under the 1995 Equity Incentive Plan. The amount for each of the fiscal years have been adjusted for the 3 for 1 Stock Split which occurred on November 15, 1996.

<F3>  For Fiscal Years through 1996 this includes
certain amounts which, previous to 1992 would have been included in MacDermid's contribution to the Profit Sharing Plan. Employees, generally, have the right to contribute this amount to the Profit Sharing Plan under 401(k) rules. However, due to limitations imposed by Internal Revenue Service Rules, certain executive officers are prevented from making such a contribution and receive the amount as additional cash compensation.

<F4>  Amounts listed for 1997 include payments by MacDermid
for premiums for split dollar life insurance in the amounts of $4,384 and $7,717 on behalf of, respectively, Messrs. Leever, and Pfaff,; contributions to the E.S.O.P. in the amounts of $5,615, $6,661, $4,250, $4,750, and $5,250 on behalf of, respectively, Messrs. Leever, LoVetere, Pfaff, Janssen and Bolingbroke; contributions to the Profit Sharing Plan in the amounts of $2,250, $2,250, $2,250, $2,250, and $2,250 on behalf of, respectively, Messrs. Leever, LoVetere, Pfaff, Janssen and Bolingbroke; contributions to the Supplemental Executive
Retirement Plan for supplemental profit sharing contributions of $8,605, $2,475, $1,560, $459 and $122 for Messrs.
Leever, LoVetere, Pfaff, Janssen and Bolingbroke; and premiums for term life insurance in the amounts of $2,808, $967, $1,395, $1,338, and $2,072 on behalf of, respectively, Messrs. Leever, LoVetere, Pfaff, Janssen and Bolingbroke. The amount listed for Mr. LoVetere in 1996 includes $60,318 in reimbursed moving expenses. The amount listed for Mr. Pfaff in 1997 includes $56,758 of deemed compensation which arose from option shares exercised four years earlier and for which the restrictions on transfer lapsed this year.

<F5>  Reported only for the relevant fiscal years in
which Mr. LoVetere and Ms. Janssen were  executive officers.



             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES

            The following table provides information with respect to
the aggregate number of unexercised options held by the Chief Executive
Officer and the named officers as of March 31, 1997.
                                         Number of
                                         Securities       Value of
                      Shares             Underlying       Unexercised
                      Acquired           Unexercised      In-the-money
                      on Exercise        Options/SARs     Options at
                      During             FY-end           FY-end
                      Fiscal    Value    (#)<F2> <F3>     Exercisable/
                      1997     Realized  Exercisable/     Unexercisable
Name                  ($)<F3>  ($)<F1>   Unexercisable    (S)<F2><F4>
-----------------------------------------------------------------------
Daniel H. Leever      30,000   331,250   210,000          6,109,523
Arthur J. LoVetere,Jr      0         0    22,500            550,500
Michael A. Pfaff      15,000   299,247    45,000          1,388,925
Gregory Bolingbroke        0         0         0                  0
Patricia Janssen           0         0    22,500            544,256

<F1>  Value is determined as the spread between the exercise price and the market price on the date of exercise.

<F2>  All options were exercisable on the date of grant and at March 31, 1997.

<F3>  Reflects a 3 for 1 stock split which occurred on
      November 15, 1996.

<F4>  Calculated using a market value per share at March 31, 1997 of $34 3/4, as reported by NASDAQ Stock Market ("NASDAQ").

EMPLOYEES PENSION PLAN

    The MacDermid Employees Pension Plan (the "Pension Plan") is a qualified defined benefit plan. Pension payments may be made under the Pension Plan upon normal retirement commencing when an executive reaches age 60 based upon credited years of service up to a maximum of 30 years. Annual benefits are calculated on a single-life annuity basis and are subject to offsets for (i) amounts based on the value of the executive's interest in the Profit Sharing Plan as of March 31, 1976, if any, and (ii) 0.45% of the lesser of covered compensation or final average compensation, as defined by the Internal Revenue Code
(the "Code") Section 401(1), multiplied by the years of service.

     Under the MacDermid, Incorporated Supplemental Executive
Retirement Plan (the "Supplemental Plan"), executive officers are entitled to the difference between the benefits actually paid to them under the Pension Plan and the benefits which they would have received under the Pension Plan were it not for certain restrictions imposed under the Code relating to the amount of benefits payable under the Pension Plan and the amount of annual compensation which may be taken into account in determining benefits under the Pension Plan.

     Assuming that there are no changes in the Pension Plan and that participants historically have had earnings at least equal to the maximum Social Security wage base in each year of employment with MacDermid, the following table illustrates the estimated annual benefit payable for life under the Pension Plan and the Supplemental Plan to an employee retiring at age 60 on March 31, 1997 with maximum service under the Plan of up to 30 years. These benefits neither reflect an offset for the participant's March 31, 1976 interest in the Profit Sharing Plan nor do they recognize a Social Security supplement which is payable under the Pension Plan until the employee reaches age 65.

         ESTIMATED ANNUAL PENSION PAYABLE AT NORMAL RETIREMENT
                  BASED ON YEARS OF SERVICE INDICATED
_______________________________________________________________________
Final Average
Earnings    10 Years     15 Years      20 Years    25 Years    30 Years
________________________________________________________________________
$150,000     20,796       31,194        41,593      51,991      62,389
$200,000     28,296       42,444        56,593      70,741      84,889
$250,000     35,796       53,694        71,593      89,491     107,389
$300,000     43,296       64,944        86,593     108,241     129,889
$350,000     50,796       76,194       101,593     126,991     152,389
$400,000     58,296       87,444       116,593     145,740     174,889
$450,000     65,796       98,694       131,593     164,491     197,389
$500,000     73,296      109,944       146,593     183,241     221,889
$600,000     88,296      132,444       176,593     220,741     264,889
$700,000    103,296      154,944       206,593     258,241     309,889
$800,000    118,296      177,444       236,593     295,741     354,889
$900,000    133,296      199,944       266,593     333,241     399,889



    Covered compensation under the Pension Plan includes an employee's annual salary and bonus, which, for the Chief Executive Officer and four other named officers, is set forth in the Summary Compensation Table. Messrs. Leever, LoVetere, Pfaff, Janssen and Bolingbroke have 16, 8, 15, 2 and 5 years of credited service, respectively, under the Pension Plan.

                     COMPARATIVE STOCK PERFORMANCE


     The following graph and chart compare, during the five-year period commencing March 31, 1992 (at the market close) and ending March 31, 1997, the annual change in the cumulative total return on MacDermid's Common Stock with the Nasdaq Stock
Market (U.S. & Foreign) and the Media General Specialty
Chemicals Stock indices, assuming the investment of $100 on March 31, 1992 (at the market close) and the reinvestment of any dividends.


                 FIVE YEAR CUMULATIVE TOTAL RETURN

                             (Graph)





   (The graph provided here has three data lines. Each line provides a representation of the cumulative total return achieved on MacDermid Common Stock, the Nasdaq Stock Market (U.S.
and Foreign) and the Media General Specialty Chemicals Stock indices respectively. The three lines each begin at $100 and then diverge, connecting each of their respective five other data points. The lines for the Nasdaq Stock Market and for Specialty Chemicals are similar and show fairly even growth from 1992 to 1997. MacDermid's data line generally trails Nasdaq and Specialty
Chemicals through 1994 and, in 1995, increases to well above the comparator indices by the end of 1995 and continues to reflect superior comparative performance through 1997.)

        Past share performance should not be viewed as necessarily indicative of future performance.

Graph Dollar Values    1992     1993     1994     1995     1996     1997
MacDermid, Inc.        100       98       97      163      253      403

NASDAQ                 100      112      129      137      185      206

Specialty Chemicals    100      104      112      116      135      140


             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AND OF MANAGEMENT

    The following table sets forth information as of May 30, 1997, with respect to ownership of common stock by any person known to MacDermid to be a beneficial owner of more than 5% of its common stock, by MacDermid's five most highly compensated officers and by all directors and officers of MacDermid as a group.  Unless otherwise noted, each person has sole voting and disposition power with respect to such person's shares.
The total of shares of common stock beneficially owned by the officers includes the right to acquire ownership through exercise of stock options.
 _________________________________________________________________________
                                      Number of Shares          Percent
    Beneficial Owner                  Beneficially Owned        of Class
 ________________________________________________________________________
FIVE PERCENT BENEFICIAL OWNERS

Harold Leever                           579,243  <F1>            7.02%
366 Guilds Hollow Road
Bethlehem, Connecticut 06751

MacDermid Employees Profit Sharing,   1,934,719  <F2>           23.46%
Pension and Stock Ownership Plans
245 Freight Street
Waterbury, Connecticut  06702

Thomas W. Smith and                     635,003  <F1>            7.70%
Prescott Investors
323 Railroad Avenue
Greenwich, Connecticut 06830

Bank of Boston Corporation              704,142  <F3>            8.53%
100 Federal Street
Boston, Massachusetts 02110

Vanguard/Primecap Fund, Inc.            567,000  <F5>            6.88%
P.O. Box 2600
Valley Forge, PA 19482

Daniel H. Leever                        825,502  <F1>           10.01%
133 Railtree Hill Road
Woodbury, CT. 06798

Thomas M. Leever                        472,726  <F4>            5.73%
R.R. Box 230
Perkinsville, VT. 05151










           NAMED EXECUTIVE OFFICERS

           Daniel H. Leever             825,502  <F1> <F6> <F7> 10.01
           Arthur J. LoVetere, Jr.       69,504  <F6> <F7>          *
           Michael A. Pfaff             107,611  <F6> <F7>       1.30
           Gregory Bolingbroke           11,170  <F6> <F7>          *
           Patricia I. Janssen           25,327  <F6> <F7>          *

           All Directors and Officer  2,131,476  <F6> <F7>      25.84
           as a group (15 persons)

__________________________________________________________________________
               *Less than 1% of shares outstanding

<F1>  Additional explanation of the shares beneficially
owned by the Directors is provided in the footnotes under Election of Directors.

<F2>  1,743,788 shares in the MacDermid Employees Profit
Sharing Plan and in the MacDermid, Incorporated Employee Stock Ownership Plan and 59,846 shares in the MacDermid Imaging
Technology, Inc. Profit Sharing and Employee Stock Ownership
Plans are beneficially owned by the Trustee of the plans, Fleet Bank, One Federal Street, Boston, MA 02211, and 131,085 shares in the MacDermid, Incorporated Employees Pension Plan are beneficially owned by the Trustee of the plan, Investors Bank & Trust Company, 24 Federal Street, Boston, MA 02110. Under the terms of the
Profit Sharing Plan and the ESOP, participants have the right to vote the shares credited to their accounts; however, the Trustee may, in its discretion, vote any shares (including unallocated shares) not voted by the participants. The trustee of the Pension Plan may vote all the MacDermid shares beneficially owned thereunder.

<F3>  The information for Bank of Boston Corporation
("BOB") is taken from its Schedule 13G dated February 14, 1997. Through its subsidiary, Bank of Boston Connecticut, BOB has sole voting power with respect to 275,430 shares, shared voting power with respect to 428,712 shares, sole dispositive power with respect to 208,003 shares and shared dispositive power with respect to 406,620 shares.

<F4>  Includes 406,620 shares held by certain trusts established by Mr. Harold Leever, of which Mr. Thomas Leever is co-trustee.

<F5>  The information for Vanguard Primecap Fund, Inc.
is taken from its Schedule 13G dated February 10, 1997.















<F6>  The beneficial owners of these shares generally have
sole voting and investment power. Includes 825,502; 69,504; 107,611; 11,170; and 25,327 shares of Common Stock reported for Daniel H. Leever and Messrs. LoVetere, Pfaff, Bolingbroke and Janssen, respectively, and 177,765 shares of Common Stock beneficially owned by 12 officers as a group in MacDermid's Profit Sharing and ESOP Plans. Also includes 210,000, 22,500, and 45,000 shares of Common Stock which may be acquired upon exercise of options granted to Messrs. Leever, LoVetere, and Pfaff, respectively, and 351,000 shares of Common Stock in the aggregate which may be acquired upon exercise of options granted to 11 officers as a group through MacDermid's Special Stock Purchase Plan.

<F7>  Includes 90,000, 27,000, and 22,500 shares of Common
Stock for Messrs. Leever, Pfaff and Janssen, respectively, which are subject to restrictions on transfer under the Special Stock Purchase Plan, and 36,551, 9,238, 8,106, and 2,149 and 2,332 shares of Common
Stock for Messrs. Leever, LoVetere, Pfaff, Janssen and Bolingbroke respectively, which are subject to restrictions on transfer under MacDermid's 1995 Equity Incentive Plan.

                   INTEREST OF MANAGEMENT AND OTHERS
             IN CERTAIN TRANSACTIONS AND FAMILY RELATIONSHIPS

          Harold Leever is the Chairman, a Director, and a nominee for Director of MacDermid. Mr. Leever's son, Daniel H. Leever, is President, Chief Executive Officer, a Director and a nominee for Director of MacDermid.

                      ADDITIONAL INFORMATION RELATING TO
                     THE BOARD OF DIRECTORS AND COMMITTEES


    The Board of Directors held a total of five (5) regular meetings during the 1997 fiscal year. Each of the five current members of the Board of Directors attended 80% or more of the aggregate number of meetings of the Board and the committees of which they were members. The Board has Audit, Compensation, Executive and Nominating Committees.

    The Audit Committee recommends independent auditors, reviews the scope of the audit examination and the independence of the auditors, reviews and approves non-audit services provided by the auditors, reviews findings and recommendations of the auditors and management's response thereto and reviews MacDermid's internal audit function. The Committee met two (2) times during the 1997 fiscal year. Members of the Committee are: Thomas W. Smith, Chairman, Donald G. Ogilvie and James C. Smith.

    The Compensation Committee reviews and makes recommendations to the Board with respect to officer compensation and it administers the MacDermid, Incorporated Special Stock Purchase Plan and the
MacDermid, Incorporated 1995 Equity Incentive Plan, determining the persons to whom equity incentives are to be granted, the number of shares to be granted, the conditions of the grant, and the manner in which the exercise price shall be payable. The Committee, which met one (1) time during the 1997 fiscal year, includes
Mr. Thomas W. Smith, Chairman, Donald G. Ogilvie and James C. Smith.

    The Executive Committee may exercise, subject to limitations prescribed by law, those powers assigned to it by the Board of Directors. The Committee, which did not meet during the 1997 fiscal year, includes Harold Leever, Chairman; Daniel H. Leever, Donald G. Ogilvie, Thomas W. Smith, and James C. Smith.

     The Nominating Committee reviews and makes recommendations to the Board with regard to director nominees. Any shareholder wishing to recommend a nominee to the Board should do so in writing addressed to John L. Cordani, Corporate Secretary, MacDermid, Incorporated,
245 Freight Street, Waterbury, Connecticut 06702-0671. The Committee, which met once during the 1997 fiscal year, includes Harold Leever, Chairman; Daniel H. Leever; Donald G. Ogilvie, Thomas W. Smith, and
James C. Smith.

    Directors who are employees of MacDermid received no compensation in addition to their salaries and benefits received as employees. Directors who are not employees were paid $500 for each meeting of the Board attended, an additional $500 for each meeting of the Board exceeding four hours duration, $150 for each committee meeting attended not coincident with a meeting of the Board, a quarterly cash retainer of $750, and an annual retainer of $8,000 payable in shares of MacDermid Common Stock. MacDermid provided up to $50,000 group term life insurance for each outside director for which it paid a total of $635 in premiums during the 1997 fiscal year.

                               ITEM 2

                 PROPOSAL TO AMEND THE MACDERMID, INCORPORATED
                        1995 EQUITY INCENTIVE PLAN

     The Board of Directors recommends that the shareholders approve certain amendments (the "Amendments") to the MacDermid, Incorporated 1995 Equity Incentive Plan (the "Plan") intended to (i) increase the number of shares available for issuance under the Plan from 150,000
(taking into account the 3 for 1 stock split which occurred on November 15, 1996) to 300,000 shares, and (ii) increase the number of shares issuable under the Plan in any one year from 25,000 to 50,000 shares. The Board of Directors of the Company adopted the proposed Amendments, subject to shareholder approval, at a board meeting held on May 13, 1997.

     The Board of Directors is of the opinion that the Plan has been of significant importance and benefit to the Company and its shareholders in enabling the Company to attract and retain officers and other key employees and in aligning their interests with the interests of the shareholders.
In the view of the Board of Directors, the proposed Amendments will enable the Company to continue to realize the benefits of the restricted stock grants made under the Plan.

     A summary of the proposed Amendments is set forth below, followed by a description of the terms of the Plan. The full text of the amended Plan is annexed to this proxy statement as Exhibit A, and the summary is qualified in its entirety by reference to Exhibit A.


Amendments

     Shares subject to the Plan. The Plan as originally approved by the stockholders at the July 20, 1995 Annual Meeting of Shareholders provided for 50,000 shares of Common Stock to be available for issuance under the Plan. Because of the three for one stock split which occurred on November 15, 1996, the number of shares issuable under the Plan was adjusted to 150,000. The proposed Amendments increase the number of shares of the Company's
Common Stock issuable under the Plan as restricted stock grants to 300,000 shares. At May 30, 1997 there were 12,852 shares remaining in the Plan for restricted stock grants.

     Grant of Awards. The Plan as originally approved provided that a maximum of 25,000 shares of restricted stock could be awarded by the Committee in any one year. In view of the three-for-one stock split which occurred on November 15, 1996, the proposed amendment increases the maximum number of restricted shares awardable annually under the Plan to 50,000.
Summary of the Plan


     The principal provisions of the Plan are summarized below. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit A.

     The Plan is administered by a committee of not fewer than two members of the Board of Directors (the "Committee"), each of whom must be a "non-employee director" within the meaning of Rule 16b-3(c) under the Securities Exchange Act of 1934, as amended ("Rule 16b-3") and an "outside director" within the meaning of section 162(m)(4)(c)(i) of the Internal Revenue Code (the "Code"). The Committee may adopt such rules and regulations as it may deem desirable for administration of the Plan.

     Under the Plan, as amended in the manner proposed for consideration, restricted shares may be granted for an aggregate, subject to certain adjustments, of up to 300,000 shares of Common Stock. Such shares may be treasury shares or may be authorized and unissued shares. Not more than 50,000 restricted shares (as amended by the proposal) may be issued under the Plan in any one year. On May 30, 1997, the closing price of a share of MacDermid stock on the Nasdaq National Market was $45-1/4. A participant who is awarded restricted stock will have no rights with respect to such award unless the participant accepts the award by written instrument delivered to the Company. Subject to certain exceptions, all shares of restricted stock issued under the Plan must be held and cannot be sold or otherwise transferred by the participant (except to MacDermid for the price paid therefor) for a period of four (4) years from the date of the award. In its sole discretion, the Committee may waive the restrictions against transfer applicable to the shares prior to the expiration of the four (4) year period.

     Under the Plan the Committee will select the appropriate individuals who will participate. Subject to the provisions of the Plan the Committee will then determine the size of the award of restricted stock ("Restricted Stock"), the conditions under which the award will be made, the purchase price to be paid, and the restrictions to be placed upon the shares. In the case of a participant who also participates in a MacDermid annual bonus plan, an award, if any, will be comprised of Restricted Stock having a fair market value equal to twenty percent (20%) of the annual bonus payout awarded to the participant under the applicable bonus plan and will be made in lieu of the allocable bonus amount. The Committee in its discretion may also award such a participant an additional number of shares as long-term compensation in any multiple or fraction of the number of shares awarded in lieu of the allocable bonus payout. The total annual award to any participant in any one year may not exceed an amount equal to that participant's annual bonus payout for such year. A participant will have all the rights of a stockholder with respect to the Restricted Stock awarded to him or her including voting and dividend rights, subject to any applicable restrictions on transfer and MacDermid repurchase rights, and subject to any other conditions contained in the award.

     If a participant's employment by MacDermid is terminated for any reason other than death, retirement in accordance with MacDermid's qualified pension plan at or after attainment of age sixty (60), permanent disability or involuntary termination without cause while the participant holds shares which are subject to restrictions on transfer imposed by the Plan, the participant is required, at MacDermid's option, to sell such shares to MacDermid for the price he or she paid for the shares. However, if a participant's employment is terminated due to death or permanent disability any restrictions on the transfer of shares held by the participant pursuant to the Plan will lapse and such shares may be freely transferred.

     If a participant's employment is terminated by retirement in accordance with MacDermid's qualified pension plan at or after attainment of age sixty (60) while the participant holds shares which are subject to restrictions on transfer imposed by the Plan, the participant will be required to sell such shares to MacDermid for the price paid therefor if the Committee, determines that the participant has engaged in misconduct, or if the participant competes with MacDermid within the restriction period. If the employment of a holder of shares of Restricted Stock is terminated due to involuntary termination without cause, while the shares are subject to restrictions, the restrictions on such shares will be deemed to have lapsed in annual installments of twenty-five (25) percent on the first anniversary of the date of award of such shares and twenty-five (25) percent on each of the next three anniversaries of such date. Provision is made in the Plan for waiver of restrictions, at the discretion of the Committee.

     In the event that MacDermid's outstanding shares of Common Stock are increased or decreased as the result of a stock dividend, stock split, recapitalization or other similar event, the number of shares available for issuance under the Plan may be adjusted to the extent the Committee deems appropriate, with the approval of counsel, to preserve the rights of the participants.

     In addition, if MacDermid reclassifies or exchanges outstanding shares of Common Stock, consolidates or merges with or into another corporation or otherwise recapitalizes or reorganizes (other than with a subsidiary controlled by MacDermid), or sells or conveys to another corporation all or substantially all of MacDermid's assets (each a "Reorganization"), a Plan participant will have the right upon receipt of shares pursuant to an award to acquire the same kind and amount of securities and property which the participant would have been able to acquire if the participant had received such shares immediately before the Reorganization. In addition, the Committee will have the right in connection with any Reorganization to terminate all outstanding awards and/or to remove restrictions from some or all outstanding shares of restricted stock.

     If any person or entity owns or acquires, directly or indirectly, shares of the capital stock of MacDermid entitled to cast 25% or more of the votes to be cast generally in an election of directors (other than any such shares owned or acquired by any qualified employee benefit plan maintained by MacDermid), all restrictions imposed on any shares of Common Stock issued pursuant to the Plan will immediately lapse unless all members of the Board, who were members before such event and who comprise a majority of the Board of Directors, determine otherwise by unanimous vote.

     The Board of Directors may amend, suspend, or terminate the Plan except that no action may be taken which impairs participants' rights under outstanding awards without their consent and no amendment may be made without shareholder approval where such approval is required under Rule 16b-3. The Committee may substitute new awards for awards previously granted to participants.

     A recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is no longer subject to forfeiture, less any amount paid for the stock. However, a recipient who makes an election under Section 83(b) of the Code within 30 days of the date of issuance of the Restricted Stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of Restricted Stock at that time (measured as if the shares were unrestricted and could be sold immediately), less any amount paid for the stock. If the election is made, no taxable income will be recognized when the shares subject to the election are no longer subject to forfeiture. If the shares subject to the election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to amounts previously included in income. Subject to the limitations of Section 162(m) of the Code, MacDermid, in general, will be entitled to a deduction equal to the amount of income recognized by the recipient in respect of the transfer of the shares of Restricted Stock. The holding period to determine whether the recipient has long-term or short-term capital gain or loss upon sale of the shares after the forfeiture period has expired begins when the restriction period expires (or upon earlier issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b) of the Code).

     The choice of individuals who will participate in the Plan is subject to the discretion of the Committee. In addition, any award made is subject to acceptance by the participant in accordance with its terms. As a result, it is not possible to indicate at this time the specific awards which may be received hereafter by any individual participant or groups of participants under the Plan.

The Board of Directors recommends a vote "for" adoption of the proposed Amendment to the MacDermid, Incorporated 1995 Equity
Incentive Plan. The affirmative vote of the holders of a majority of the Common Shares of MacDermid represented at the Annual Meeting of Shareholders is necessary for approval of this proposal.


                 THE BOARD OF DIRECTORS RECOMMENDS
                       A VOTE FOR THIS PROPOSAL

ITEM 3

               PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER WHICH ANNUAL EXECUTIVE COMPENSATION IS DETERMINED UNDER THE MACDERMID, INCORPORATED EXECUTIVE INCENTIVE COMPENSATION PLAN.


General

     The Board of Directors seeks shareholder approval of the material terms of the performance goals under which annual executive incentive compensation is determined under the MacDermid, Incorporated
Executive Incentive Compensation Plan (the "Plan").  The
Compensation Committee of the Board of Directors (the "Committee") administers the Plan. Officers of the Company designated by the Committee are eligible to receive annual awards of performance-based incentive compensation under the Plan.

     Shareholder approval is sought so that incentive compensation which is paid under the Plan to a "covered employee" (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")) will be fully deductible by the Company. Without shareholder approval of the material terms, no amount will be paid pursuant to the Plan to any "covered employee".

     Section 162(m) of the Code prohibits the deduction by publicly held corporations of certain employee compensation exceeding one million dollars per year which is paid to a "covered employee", unless specified conditions are satisfied. To be deductible, such compensation must be paid solely on account of the attainment of one or more performance goals established by, and the achievement of which is certified by, a compensation committee consisting of two or more
"outside directors" (within the meaning of Section 162(m)). In addition, the material terms of the performance goals used to determine the performance-based compensation for "covered employees" must be disclosed to and approved by the shareholders prior to payment of such performance-based compensation.


Material Terms of the Plan

     Each year, the Committee (which consists of two or more
"outside directors") will determine which officers will participate under the Plan and will set target goals for payments of target incentive compensation awards based solely upon one or more of the following factors: Earnings per Share Change, Return on Sales, and Return on Equity. These goals may be set on a corporate, subsidiary or business unit basis. The Committee will set the specific targets annually, not later than ninety (90) days after the beginning of the Company's fiscal year. The specific targets for the performance goals will not be disclosed because the Committee has determined that the targets are confidential business information and their disclosure would adversely affect the Company.

     Annual incentive compensation may consist of cash bonus awards under the MacDermid, Incorporated Executive Incentive Compensation Plan and/or restricted stock grants under the MacDermid, Incorporated
1995 Equity Incentive Plan. The amount of annual incentive compensation payable may be adjusted by pre-established objective formulas in relation to the degree to which the applicable performance goals are achieved or exceeded. However, unless the minimum threshold goals are attained in a particular fiscal year of the Company, no annual incentive compensation will be paid to any "covered employee" for that year. The maximum amount of annual incentive compensation which may be paid to any participant under the Plan with respect to any fiscal year of the Company will be the lesser of (i) 300% of the participant's fiscal-year-end salary, including any deferred increases, plus any matching restricted stock grant awarded under the MacDermid, Incorporated 1995 Equity Incentive Plan; or (ii) 2 million dollars, with any restricted stock grant valued, for this purpose, based upon the fair market value of the shares, at the time of granting, as determined by the Committee.

     The amount of incentive compensation paid to any participant with respect to any particular year, however, may be less than the amount determined under the applicable objective formula if such lesser amount is determined to be appropriate by the Committee, in its discretion. Further, the amount of incentive compensation paid to a participant who is not a "covered employee" with respect to a particular year may be greater than the amount determined under the applicable objective formula, if such greater amount is determined to be appropriate by the Committee, in its discretion.

     The Company may at any time and from time to time amend or terminate the Plan; provided, however, that no amendment which requires shareholder approval in order for an award under the Plan which is intended to comply with Section 162(m) of the Code to continue to comply therewith will be effective without the requisite vote of the shareholders of the Company.

     The Board of Directors recommends a vote for approval of the material terms of the performance goals under which annual executive compensation is determined under the MacDermid, Incorporated Executive Incentive Compensation Plan. Approval of this proposal will require the affirmative votes of a majority of the common shares which are represented at the Annual Meeting of Shareholders.


                    THE BOARD OF DIRECTORS RECOMMENDS A
                          VOTE FOR THIS PROPOSAL

INDEPENDENT ACCOUNTANTS

            The independent public accountants for MacDermid for fiscal year 1997 were KPMG Peat Marwick("KPMG"), which firm had been selected to be MacDermid's auditors for fiscal year 1997 by the Board of Directors. At the Meeting, a representative of KPMG will have the opportunity to make a statement if he or she wishes to do so and will be available to answer any appropriate questions that may be asked by shareholders.



SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

            Shareholder proposals for inclusion in the proxy statement relating to the 1998 annual meeting must comply in all respects with the rules and regulations of the Securities and Exchange Commission and be received at MacDermid's principal executive offices at 245 Freight Street, Waterbury, Connecticut 06702-0671 no later than February 23, 1998. Such proposals should be addressed to the attention of John L. Cordani, Corporate Secretary.






MISCELLANEOUS


The Board of Directors knows of no matters other than those referenced in the Notice of Annual Meeting which are to be brought before the Meeting. However, if any other matters are properly presented, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their best judgment.

              It is important that Proxies be returned prior to the Meeting. Shareholders are urged to sign and date the enclosed Proxy and promptly return it in the enclosed envelope.



         June 23, 1997                          JOHN L. CORDANI
                                                Corporate Secretary

    MacDermid, Incorporated will provide without charge, to any shareholder, upon written request, a copy of its Annual Report on Form 10-K to the Securities and Exchange Commission for the fiscal year ended March 31, 1997. Such request should be directed to John L. Cordani, Corporate Secretary, MacDermid, Incorporated,
245 Freight Street, Waterbury, Connecticut  06702-0671.

                            EXHIBIT A
                     MACDERMID, INCORPORATED
                   1995 EQUITY INCENTIVE PLAN



      1. Purposes. The purposes of the MacDermid, Incorporated 1995 Equity Incentive Plan (the "Plan") are (a) to enable MacDermid, Incorporated and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") to provide to its employees the means to acquire a proprietary interest in the Company, in order that such persons will have additional financial incentives to contribute to the Company's growth and profitability, and (b) to enhance the ability of the Company to attract and retain individuals of outstanding ability upon whom the success of the Company will depend.
The Plan is intended to accomplish these goals by enabling the Company to grant awards ("Awards") in the form of restricted stock, all as more fully described below.

     2. Administration. The Plan shall be administered by a committee of not fewer than two members of the Board of Directors of the Company (the "Board"). Each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3(c) under the Securities Exchange Act of 1934, as amended (the "Act") and an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code") and applicable Treasury regulations thereunder. The Committee may adopt such rules and regulations as it may deem necessary or advisable for the administration of the Plan. The Committee shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify the Plan from the exemption provided by Rule 16b-3 under the Act or any successor provision.

     3. Participants. All employees of the Company shall be eligible to receive Awards and thereby become participants in the Plan. In granting Awards the Committee may include or exclude previous participants in the Plan as the Committee may determine. Receipt of an Award shall in no way be deemed to constitute a consent to or promise of continued employment by the Company.


     4. Shares Subject to the Plan. Subject to adjustment as provided herein, an aggregate of up to 300,000 shares of the Common Stock,
                              -------
without par value per share (the "Common Stock"), shall be available for issuance under the Plan. Such shares may be authorized and unissued shares or shares held in the Company's treasury. If any Award in respect of shares of Common Stock is forfeited for any reason or settled in a manner that results in fewer shares of Common Stock outstanding than were initially awarded, including without limitation the surrender of shares of Common Stock in payment of any tax obligation on the Award, the shares of Common Stock subject to such Award or so surrendered, as the case may be, to the extent of such forfeiture or decrease, shall again be available for award under the Plan.

     5. Grant of Awards.

    (a) Subject to the provisions of the Plan, the Committee may award shares of restricted stock to a participant under the Plan. A restricted stock Award entitles the recipient to acquire, for a purchase price equal to or exceeding par value, shares of Common Stock subject to the restrictions described in Section 6 below ("Restricted Stock"). A maximum of 50,000 shares of Restricted Stock may be
                       ------
awarded by the Committee in any year.

   (b) Subject to the provisions of the Plan, the Committee shall determine the persons to whom Awards are to be granted, the size of the Award and all other terms and conditions of the Award, provided, however, that in the case of a Plan participant who is also then a participant in a Company annual bonus plan, any Award granted by the Committee to such participant shall be comprised of:

               (i) That number of shares of Restricted Stock having a fair market value as of the date of the Award, as determined in good faith by the Committee, equal to twenty (20) percent of the annual bonus payout awarded to the participant under the applicable bonus plan (such Award to be in lieu of payment of the allocable bonus amount); plus

               (ii) That additional number of shares, if any, which the Committee in its sole discretion determines is appropriate to award to the participant for long-term compensation and which is a fraction or multiple of the number of shares awarded to the participant under the immediately preceding clause (i);provided, further, however, that in no event shall the fair market value of shares awarded to any participant under the preceding clauses (i) and (ii) exceed in any year one hundred
(100) percent of the annual bonus payout awarded to the participant under the applicable bonus plan.


     6. Terms of Restricted Stock.

     (a) A participant who is granted a Restricted Stock Award will have no rights with respect to such Award unless the participant accepts the Award by written instrument delivered or mailed to the Company accompanied by payment in full of the specified purchase price, if any, of the shares covered by the Award. Payment may be by certified or bank check or other instrument acceptable to the Committee.

     (b) A participant who receives Restricted Stock will have all rights of a stockholder with respect to the Stock, including voting and dividend rights, subject to the restrictions described in this Section 6 and any other conditions imposed by the Committee at the time of grant. Unless the Committee otherwise determines, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until (i) such shares are free of all restrictions under the Plan and (ii) the participant provides for payment to (or withholding by) the Company of all amounts, if any, required under then applicable provisions of the Code and state and local tax laws to be withheld with respect to the issuance of such shares to the participant.

     (c) Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, except to the Company (if the Company agrees to purchase the shares) for an amount equal to the price paid for the shares, for a period of four (4) years from the date of issuance pursuant to an Award; provided, however, that the Committee in its sole discretion may determine from time to time for any reason to waive in whole or in part the restrictions applicable to any shares prior to the expiration of such four (4) year period.

     (d) If the employment of a holder of shares of Restricted Stock is terminated for any reason other than death, retirement in accordance with the Company's qualified pension plan at or after attainment of age sixty (60), permanent disability or involuntary termination without cause, while the shares are subject to the restrictions described in the immediately preceding paragraph, the holder shall be required to sell such shares to the Company for the price paid therefor by the holder, and all rights of the holder with respect to such shares shall be immediately canceled, unless the Company declines in writing to purchase the shares.


     (e) If the employment of a holder of shares of Restricted Stock is terminated for retirement in accordance with the Company's qualified pension plan at or after attainment of age sixty (60), and the Committee, at any time while the shares are subject to the restrictions described in paragraph (c) above, determines that the holder, either before or after termination of the holder's employment by the Company, (i) has committed an act of misconduct for which he or she could have been discharged for cause by the Company, or

     (ii) has engaged, directly or indirectly, in competition with the Company, whether as an officer, employee, agent, proprietor or otherwise of, or by having any material investment or other material interest in, any business that involves in whole or in part any product or device similar to or competitive with any product or device sold by the Company during the employment of the holder or under active development by the Company at the time of the holder's cessation of employment, the holder shall be required to sell such shares to the Company for the price paid therefor by the holder, and all rights of the holder with respect to such shares shall be immediately canceled, unless the Company declines in writing to purchase the shares.

     (f) If the employment of a holder of shares of Restricted Stock is terminated due to involuntary termination without cause, while the shares are subject to the restrictions described in paragraph (c) above, the restrictions on such shares shall be deemed to have lapsed in annual installments as follows: twenty-five (25) percent on the first anniversary of the date of award of such shares and twenty-five (25) percent on each of the next three anniversaries of such date
(reduced in the event of any resulting fraction to the next lowest whole number).

     (g) If the employment of a holder of shares of Restricted Stock is terminated due to death or permanent disability, while the shares are subject to the restrictions described in paragraph (c) above, the restrictions on such shares shall lapse as of the date of such event, and the holder shall be free to dispose of the shares without further restriction.

     (h) The restrictions imposed under this Section 6 shall apply as well to all shares or other securities issued in respect of shares in connection with any stock split, reverse stock split, stock dividend, recapitalization, reclassification, spinoff, split-off, merger, consolidation or reorganization. Any stock certificate issued in respect of shares awarded under the Plan shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such shares.


     7. Conditions to Effectiveness of the Plan. The Plan shall not become effective, and any Awards granted under the Plan shall not be effective, unless and until the Plan shall have been duly approved by the shareholders of the Company.

     8. Amendment and Termination. The Board by resolution at any time may amend, suspend or terminate the Plan, provided that (a) no such action shall be taken which impairs the rights of any participant under any outstanding Award, without such participant's consent, and (b) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Act, or any successor provision.

     9. Effect of Changes in Common Stock. If the Company shall combine, subdivide or reclassify the shares of Common Stock which have been or may be awarded under the Plan, or shall declare thereon any dividend payable in shares of Common Stock, or shall take any other action of a similar nature affecting the Common Stock, then the number and class of shares of stock as to which Awards may thereafter be granted (in the aggregate and to any participant) shall be appropriately adjusted and, in the case of each Award outstanding at the time of any such action, the number and class of shares subject to such Award shall likewise be appropriately adjusted, all to such extent as may be determined by the Committee in its sole discretion, with the approval of counsel, to be necessary to preserve unimpaired the rights of the participant. Each and every such determination shall be conclusive and binding upon the participants.

     10. Effect of Reorganizations. In case of any one or more reclassifications, changes or exchanges of outstanding shares of Common Stock or other stock (other than as provided in Section 11), or consolidations of the Company with, or mergers of the Company into, other corporations, or other recapitalizations or reorganizations (other than consolidations with a subsidiary in which the Company is the continuing corporation and which do not result in any reclassifications, changes or exchanges of shares of the Company), or in case of any one or more sales or conveyances to any other corporation of the property of the Company as an entirety, or substantially as an entirety, any and all of which are hereinafter in this Section called "Reorganizations," a participant shall have the right, upon any subsequent receipt of shares pursuant to an Award, to acquire the same kind and amount of securities and property which such participant would then have if such participant had received such shares immediately before the first of any such Reorganizations and continued to hold all securities and property which came to such participant as a result of that and subsequent Reorganizations, less all securities and property surrendered or canceled pursuant to any of the same, the adjustment rights in Section 9 and this Section 10 being continuing and cumulative.

     Notwithstanding any provision of Section 6 or any foregoing provision of this Section 10 to the contrary, the Committee shall have the right in connection with any Reorganization, upon not less than thirty (30) days' written notice to the participants, to terminate all outstanding Awards. In connection with such termination, the Committee in its discretion, prior to the effective date of the reorganization, may remove the restrictions from some or all outstanding shares of Restricted Stock.

     11. Change in Control. In the event that at any time after the effective date of the Plan the Company shall have a "Principal Stockholder," as hereinafter defined, then notwithstanding anything to the contrary contained herein, upon the date such event occurs, all restrictions imposed pursuant to Section 6 with respect to shares shall immediately lapse, unless the Board by unanimous vote of members who served as directors before such event and who constitute at least fifty-one (51) percent of the Board determines otherwise.

     For purposes of this Section 11, (a) the term "Principal
Stockholder" means any corporation, person or other entity ("person")
owning beneficially, directly or indirectly, shares of the capital stock of the Company entitled to cast twenty-five percent (25%) or more of the votes at the time entitled to be cast generally in the election of Directors by all of the outstanding shares of all classes of capital stock of the Company (other than any such shares held by any qualified employee benefit plan maintained by the Company), considered for purposes
of this Section 11   as one class; (b) in determining such ownership, a
person shall be deemed to be the beneficial owner of any shares of capital stock of the Company which are beneficially owned, directly or indirectly, by any other person (i) with which it or its "affiliate" or "associate," as hereinafter defined, has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of capital stock of the Company or (ii) which is its "affiliate" or "associate;" (c) a person shall be deemed to be an "affiliate" of, or affiliated with, a specified person if such person directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; and (d) the term "associate" used to indicate a relationship with any person shall mean (A) any corporation or organization (other than the Company or any subsidiary of the Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity security, (B) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (C) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

12.  General Provisions.

      (a) Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Act, and any successor provision, any Common Stock or other equity security offered under the Plan to a person subject to Section 16 of the Act may not be sold for at least six months after acquisition.

      (b) Each Award under the Plan shall be evidenced by a writing delivered to the participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax or regulatory laws and accounting principles.

      (c) The terms of each Award need not be identical, and the Committee need not treat participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

      (d) No Award may be transferred other than by will or by the laws of descent and distribution.

      (e) When a participant purchases Restricted Stock pursuant to an Award for a price equal to the par value of the Restricted Stock, the Committee in its discretion may determine that such price has been satisfied by past services rendered by the participant.

   13. Interpretation. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs and legal representatives. Any rule or regulation adopted by the Committee (whether under the authority of this Section or Section 2 above) shall remain in full force and effect unless and until altered, amended or repealed by the Committee.

Appendix A

           FORM OF PROXY
           Front



PROXY                  MACDERMID, INCORPORATED           PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Shareholders -- July 23, 1997 at 11:00 A.M., E.D.T. At The Four Points Sheraton Hotel, 3850 East Main Street,
Waterbury, Connecticut

              The undersigned hereby constitutes and appoints HAROLD LEEVER and DANIEL H. LEEVER, or either of them, with full power of substitution in each, attorneys and proxies to act on behalf of the undersigned at said meeting and at any adjournment thereof (the "Meeting"), with authority to vote on the following matters all shares of stock which the undersigned would be entitled to vote at the Meeting if personally present as directed on the reverse side hereof with respect to the items set forth in the accompanying Proxy Statement and in their discretion upon such other matters as may properly come before the Meeting.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY VOTING
INSTRUCTION CARD IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)


Reverse


PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER
USING DARK INK ONLY.

A vote FOR items 1 - 4 is recommended by the Board of Directors.
1. Election of Directors
   Nominees: Harold Leever, Daniel H. Leever,
   Donald G. Ogilvie, James C. Smith and
   Thomas W. Smith
                  FOR WITHHOLD FOR ALL (Except Nominee(s)
                  [ ]    [ ]     [ ]    written below)

2. Approval of the proposed amendment to the MacDermid, Incorporated 1995 Equity Incentive Plan.

              FOR        AGAINST        ABSTAIN
             [  ]         [  ]           [  ]

3. Approval of the material terms of the performance goals under which annual executive incentive compensation is determined under the MacDermid, Incorporated Executive Incentive Compensation Plan.


             FOR        AGAINST        ABSTAIN
             [  ]         [  ]           [  ]


4. In their discretion, upon any other
   matters as may properly come before
   the meeting.
                  AUTHORITY  AUTHORITY
                  GRANTED    WITHHELD
                   [ ]          [ ]



This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted FOR the above matters.


      Dated:____________________,1997
Signature(s)_____________________________
            _____________________________
            NOTE:Please sign exactly as name
            appears hereon. For joint accounts
            both owners should sign. When
            signing as executor, administrator,
            attorney, trustee, guardian,
            corporate officer, etc., please give
            your full title.





[Space is provided for a mailing label containing the shareholder's name, address, account number, CUSIP number, sequence number and number of shares.]